As filed with the Securities and Exchange Commission on September 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 NO. 333-191441

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Horsehead Holding Corp.

(and the guarantors identified in the Table of Subsidiary Guarantor Registrants below)

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(724) 774-1020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary R. Whitaker

Vice President, General Counsel and Secretary

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

Tel: (724) 774-1020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe

Ana Sempertegui

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Table of Subsidiary Guarantor Registrants

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Horsehead Corporation	Delaware	20-0447346
Chestnut Ridge Railroad Corp.	Delaware	20-0689642
Horsehead Metal Products, LLC	North Carolina	35-2456504
The International Metals Reclamation Company, LLC	Delaware	13-2858892

*	The address for each of the additional Registrants is c/o Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205. The name, address, including zip code, of the agent for service for each of the additional Registrants is Gary R. Whitaker, Vice President, General Counsel and Secretary, Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205, telephone (724) 774-1020.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Horsehead Holding Corp., a Delaware corporation (the “Company”) and the guarantors identified in the Table of Subsidiary Guarantor Registrants above (collectively, the “Registrants”), with the Securities and Exchange Commission:

•	Registration No. 333-191441, filed on Form S-3 on September 27, 2013, pertaining to the registration of an unspecified amount of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities, guarantees of debt securities, share purchase contracts and share purchase units.

On February 2, 2016, the Company and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. These cases are being jointly administered under the caption In re Horsehead Holding Corp., Case No. 16-10287 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Registrants have terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrants hereby remove from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

HORSEHEAD HOLDING CORP.

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

/s/ John C. van Roden, Jr. John C. van Roden, Jr.	Director

/s/ T. Grant John T. Grant John	Director

/s/ George A. Schreiber, Jr. George A. Schreiber, Jr.	Director

/s/ Jack Shilling Jack Shilling	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

HORSEHEAD CORPORATION

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	Director, President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

/s/ Gary R. Whitaker Gary R. Whitaker	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

CHESTNUT RIDGE RAILROAD CORP.

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	Director, President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

/s/ Gary R. Whitaker Gary R. Whitaker	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

HORSEHEAD METAL PRODUCTS, LLC

By:	HORSEHEAD CORPORATION
Its:	Sole Member

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	Manager, President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

HORSEHEAD CORPORATION	Sole Member

/s/ Gary R. Whitaker
Gary R. Whitaker Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

THE INTERNATIONAL METALS
RECLAMATION COMPANY, LLC

By:	HORSEHEAD HOLDING CORP.
Its:	Sole Member

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

HORSEHEAD HOLDING CORP.	Sole Member

/s/ Gary R. Whitaker
Gary R. Whitaker Vice President, General Counsel and Secretary